Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS SECOND QUARTER

2021 RESULTS

GREAT NECK, New York, August 4, 2021 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended June 30, 2021.

“As we emphasize acquiring industrial assets, given the competitive environment for these properties, we will continue to realize value from the sale of assets that have achieved maximum value for us while remaining disciplined in allocating capital,” stated Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty. “The team remains focused on generating the cash flow required to support and grow our dividend and build value for stockholders.”

Operating Results:

Rental income was $20.3 million in the second quarter of 2021 compared to $20.9 million in the second quarter of 2020. The change is due primarily to the sale of two properties in December 2020.

Total operating expenses in the second quarter of 2021 were $12.9 million compared to $12.6 million for the second quarter of 2020. The change is due primarily to the increase in non-cash compensation expense.

Gain on sale of real estate in the second quarter of 2021 was $21.5 million, or $1.03 per diluted share, before giving effect to the related $799,000, or $0.04 per diluted share, swap termination charge. The gain was realized from the previously reported sale of the property tenanted by Whole Foods located in Hartford, Connecticut.

Net income attributable to One Liberty in the second quarter of 2021 was $23.3 million, or $1.12 per diluted share, compared to $2.3 million, or $0.10 per diluted share, in the second quarter of 2020. Net income for the 2021 quarter includes the gain on the sale of the Whole Foods property.

Adjusted Funds from Operations, or AFFO1, was $10.2 million, or $0.48 per diluted share, for the quarter ended June 30, 2021, compared to $9.5 million, or $0.47 per diluted share, for the corresponding quarter in the prior year. Contributing to the increase in the current quarter in AFFO and AFFO per diluted share was a reduction in interest expense offset and an increase in rental income before the effect of straight-line rent accruals.

[1]	A reconciliation of GAAP amounts to non-GAAP amounts (i.e., FFO and AFFO) is presented with the financial information included in this release.

Funds from Operations, or FFO, was $7.7 million, or $0.37 per diluted share, for the second quarter of 2021, compared to $8.2 million, or $0.41 per diluted share, in the second quarter of 2020. Contributing to the change in the current quarter in FFO and FFO per diluted per share were the factors contributing to the change in AFFO as well as the inclusion, in the 2020 quarter, of straight-line rent accruals related to lease extensions for several tenants whose rents were abated during the 2020 quarter, and an increase, in the current quarter, in non-cash compensation expense.

Gains on property sales are excluded from the calculation of FFO and AFFO.

Diluted per share net income, FFO and AFFO were impacted negatively in the quarter ended June 30, 2021 by an average increase of approximately 691,000 in the weighted average number of shares of common stock outstanding as a result of issuances, in July and October 2020, of stock in lieu of a portion of cash dividends, and issuances of stock in connection with the Company’s dividend reinvestment and equity incentive programs.

Balance Sheet:

At June 30, 2021, the Company had $16.0 million of cash and cash equivalents, total assets of $753.3 million, total debt of $408.6 million, and total stockholders’ equity of $303.8 million.

At August 2, 2021, One Liberty’s available liquidity was approximately $105.7 million, including $10.6 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $95.1 million available under its credit facility.

Subsequent Events:

On July 1, 2021, One Liberty sold a vacant retail property in Philadelphia, Pennsylvania owned by a consolidated joint venture in which it had a 90% interest for $8.3 million. The Company anticipates that it will recognize, during the third quarter, a $1.3 million gain from this sale, of which the Company’s share will be $1.2 million.

On July 12, 2021, an unconsolidated joint venture in which the Company has a 50% interest sold a portion of a land parcel located in Savannah, Georgia for $2.7 million.  The Company anticipates that its share of the gain from this sale, which it will recognize in the third quarter, will be $801,000.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

One Liberty computes AFFO by adjusting from FFO for straight-line rent accruals and amortization of lease intangibles, deducting lease termination fees and adding back amortization of restricted stock compensation, amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures) and debt prepayment costs. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Information regarding risks, uncertainties and factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear under “Forward Looking Statements”, “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), and the Company’s Quarterly Reports on Form 10-Q or the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) filed after the filing of the Annual Report. Currently, one of the most significant uncertainties the Company is facing is the resurgence of the COVID-19 pandemic and its impact, and potential impact, on the Company’s and its tenants’ financial condition, results of operations, cash flows and performance, the real estate market and the global economy and financial markets. The extent to which the resurgence of the pandemic impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Investors are cautioned to interpret the risks, challenges and uncertainties discussed in the Annual Report and the Company’s other filings with the SEC as being heightened as a result of the adverse impacts of the resurgent pandemic.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial, retail, restaurant, health and fitness and theater properties. Many of these properties are subject to long term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	June 30,	December 31,
	2021	2020

ASSETS
Real estate investments, at cost	$823,745	$839,058
Accumulated depreciation	(153,114)	(147,136)
Real estate investments, net	670,631	691,922

Property held-for-sale	6,446	—
Investment in unconsolidated joint ventures	10,600	10,702
Cash and cash equivalents	15,981	12,705
Unbilled rent receivable	14,252	15,438
Unamortized intangible lease assets, net	22,048	24,703
Other assets	13,352	20,667
Total assets	$753,310	$776,137

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of $3,523 and $3,845 of deferred financing costs, respectively	$408,580	$429,704
Line of credit-outstanding, net of $0 and $425 of deferred financing costs, respectively	—	12,525
Unamortized intangible lease liabilities, net	10,425	11,189
Other liabilities	29,344	30,759
Total liabilities	448,349	484,177

Total One Liberty Properties, Inc. stockholders’ equity	303,765	290,767
Non-controlling interests in consolidated joint ventures	1,196	1,193
Total equity	304,961	291,960
Total liabilities and equity	$753,310	$776,137

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Rental income, net	$20,305	$20,861	$40,989	$42,100
Lease termination fees	117	—	249	—
Total revenues	20,422	20,861	41,238	42,100

Operating expenses:
Depreciation and amortization	5,702	5,804	11,459	11,478
General and administrative	3,769	3,454	7,411	6,788
Real estate operating expenses	3,387	3,305	7,073	6,647
State taxes	91	70	166	152
Total operating expenses	12,949	12,633	26,109	25,065

Other operating income
Gain on sale of real estate, net	21,491	—	21,491	4,252
Operating income	28,964	8,228	36,620	21,287

Other income and expenses:
Equity in earnings (loss) of unconsolidated joint ventures	20	(10)	(2)	54
Equity in earnings from sale of unconsolidated joint venture property	—	—	—	121
Prepayment costs on debt	(799)	(775)	(799)	(1,065)
Other income	17	5	187	9
Interest:
Expense	(4,574)	(4,947)	(9,208)	(9,831)
Amortization and write-off of deferred financing costs	(296)	(216)	(509)	(459)

Net income	23,332	2,285	26,289	10,116
Net (income) loss attributable to non-controlling interests	(3)	(1)	2	(6)

Net income attributable to One Liberty Properties, Inc.	$23,329	$2,284	$26,291	$10,110

Net income per share attributable to common stockholders-diluted	$1.12	$0.10	$1.26	$0.49

Funds from operations - Note 1	$7,661	$8,206	$16,500	$17,455
Funds from operations per common share-diluted - Note 2	$0.37	$0.41	$0.79	$0.87

Adjusted funds from operations - Note 1	$10,150	$9,469	$20,159	$19,649
Adjusted funds from operations per common share-diluted - Note 2	$0.48	$0.47	$0.96	$0.97

Weighted average number of common shares outstanding:
Basic	20,013	19,445	20,008	19,403
Diluted	20,187	19,505	20,175	19,433

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Note 1:	2021	2020	2021	2020
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$23,329	$2,284	$26,291	$10,110
Add: depreciation and amortization of properties	5,597	5,699	11,253	11,272
Add: our share of depreciation and amortization of unconsolidated joint ventures	132	136	267	275
Add: amortization of deferred leasing costs	105	105	206	206
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	8	5	15	9
Deduct: gain on sale of real estate, net	(21,491)	—	(21,491)	(4,252)
Deduct: equity in earnings from sale of unconsolidated joint venture property	—	—	—	(121)
Adjustments for non-controlling interests	(19)	(23)	(41)	(44)
NAREIT funds from operations applicable to common stock	7,661	8,206	16,500	17,455

Deduct: straight-line rent accruals and amortization of lease intangibles	(182)	(971)	(319)	(1,541)
Add/Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	2	(90)	1	(103)
Deduct: lease termination fee income	(117)	—	(249)	—
Deduct: lease assignment fee income	—	—	(100)	—
Add: amortization of restricted stock compensation	1,685	1,329	3,028	2,305
Add: prepayment costs on debt	799	775	799	1,065
Deduct: income on insurance recoveries from casualty loss	—	—	(20)	—
Add: amortization and write-off of deferred financing costs	296	216	509	459
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	4	4	8	8
Adjustments for non-controlling interests	2	—	2	1
Adjusted funds from operations applicable to common stock	$10,150	$9,469	$20,159	$19,649

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$1.12	$0.10	$1.26	$0.49
Add: depreciation and amortization of properties	0.27	0.29	0.54	0.58
Add: our share of depreciation and amortization of unconsolidated joint ventures	0.01	0.01	0.01	0.01
Add: amortization of deferred leasing costs	—	0.01	0.01	0.01
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	—	—	—	—
Deduct: gain on sale of real estate, net	(1.03)	—	(1.03)	(0.21)
Deduct: equity in earnings from sale of unconsolidated joint venture property	—	—	—	(0.01)
Adjustments for non-controlling interests	—	—	—	—
NAREIT funds from operations per share of common stock-diluted (a)	0.37	0.41	0.79	0.87
Deduct: straight-line rent accruals and amortization of lease intangibles	(0.01)	(0.06)	(0.02)	(0.07)
Add/Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	—	—	—	(0.01)
Deduct: lease termination fee income	(0.01)	—	(0.01)	—
Deduct: lease assignment fee income	—	—	—	—
Add: amortization of restricted stock compensation	0.08	0.07	0.14	0.11
Add: prepayment costs on debt	0.04	0.04	0.04	0.05
Deduct: income on insurance recoveries from casualty loss	—	—	—	—
Add: amortization and write-off of deferred financing costs	0.01	0.01	0.02	0.02
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	—	—	—	—
Adjustments for non-controlling interests	—	—	—	—
Adjusted funds from operations per share of common stock-diluted (a)	$0.48	$0.47	$0.96	$0.97

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.